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                                                                      Exhibit 21


                        Subsidiaries of the Registrant

         The companies listed below are directly or indirectly owned 100% by SAGA SYSTEMS, Inc. and are included in its consolidated financial statements. SAGA SOFTWARE, Inc. (formerly Software AG Americas, Inc.) is a wholly owned subsidiary of SAGA SYSTEMS, Inc. , Insight Consulting, Inc., Software AG Professional Services, Inc., SAGA FSC, Inc. (formerly Software AG FSC, Inc.), SAGA SOFTWARE Venezolana, C.A. (formerly Software AG Venezolana, C.A.), SAGA SOFTWARE Services, Inc., SAGA SOFTWARE International, Inc., SAGA SOFTWARE Technologies, Inc. and SAGA SOFTWARE Funding Corporation are wholly owned subsidiaries of SAGA SOFTWARE, Inc. SAGA SOFTWARE, S.A. de C.V. (formerly Software AG Americas, Latin America Operations, S.A. de C.V.) and SAGA SYSTEMS (Canada) Holdings Ltd. (formerly SAG Systems (Canada) Holdings Ltd.) are jointly owned by SAGA SYSTEMS, Inc. and SAGA SOFTWARE, Inc. SAGA SOFTWARE (CANADA) Inc. (formerly Software AG Systems (Canada) Inc.) is a wholly owned subsidiary of SAGA SYSTEMS (Canada) Holdings Ltd. SAGA SOFTWARE Atlantic, L.L.C. is a wholly owned subsidiary of SAGA SOFTWARE Technologies, Inc.


Name                                            Jurisdiction of Incorporation

SAGA SOFTWARE, Inc.                             Commonwealth of Virginia

Insight Consulting, Inc.                        Commonwealth of Virginia

Software AG Professional Services, Inc.         Commonwealth of Virginia

SAGA SOFTWARE, S.A. de C.V.                     Mexico

SAGA SOFTWARE Venezolana, C.A.                  Venezuela

SAGA SYSTEMS (Canada) Holdings Ltd.             Canada

SAGA SOFTWARE (CANADA) Inc.                     Canada

SAGA FSC, Inc.                                  U. S. Virgin Islands

SAGA SOFTWARE Services, Inc.                    State of Delaware

SAGA SOFTWARE International, Inc.               State of Delaware

SAGA SOFTWARE Technologies, Inc.                State of Delaware

SAGA SOFTWARE Atlantic, L.L.C.                  State of Delaware

SAGA SOFTWARE Funding Corporation               State of Delaware